As filed with the Securities and Exchange Commission on December 22, 2008

Registration Statement No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

ARI NETWORK SERVICES, INC.

(Exact Name of Registrant as Specified in Its Charter)

Wisconsin (State or Other Jurisdiction of Incorporation or Organization)	39-1388360 (I.R.S. Employer Identification No.)

11425 West Lake Park Drive, Suite 900

Milwaukee, Wisconsin  53224-3025

(414) 973-4300

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

2000 Stock Option Plan

(Full Title of the Plan)

Roy W. Olivier

President and Chief Executive Officer

ARI Network Services, Inc.

11425 West Lake Park Drive, Suite 900

Milwaukee, Wisconsin  53224-3025

(414) 973-4300

(Name, address, including zip code, and telephone number, including area code,

of agent for service of process)

With a copy to:

C.J. Wauters

Godfrey & Kahn, S.C.

780 North Water Street

Milwaukee, Wisconsin 53202

(414) 273-3500

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $.001 par value	500,000 shares (1)	$0.78 (2)	$390,000 (2)	$15.33

(1)  In accordance with Rule 416 under the Securities Act of 1933, as amended, this registration statement shall be deemed to cover any additional securities that may from time to time be offered or issued to prevent dilution resulting from stock splits, stock dividends, or similar transactions.

(2)  Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(h) of the Securities Act of 1933, as amended.  The price per share and aggregate offering price are calculated on the basis of the average of the bid and asked price of the Registrant’s Common Stock on the NASD OTC Bulletin Board on December 16, 2008, in accordance with Rule 457(c) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed by ARI Network Services, Inc., a Wisconsin corporation (the “Company”), with the Securities and Exchange Commission (the “Commission”) for the purpose of registering an additional 500,000 shares of the Registrant’s common stock, par value $.001 per share, for issuance pursuant to the 2000 Stock Option Plan (the “2000 Option Plan”).  The shares available under the 2000 Option Plan have increased in accordance with the terms of the 2000 Option Plan.

In accordance with General Instruction E to Form S-8, the Company hereby incorporates by reference the contents of Registration Statements No.  333-52176 and 333-110104, filed with the Commission on December 19, 2000 and October 30, 2003, respectively, together with all exhibits filed therewith or incorporated in each.

Exhibits

Exhibit Number	Description
4.1	ARI Network Services, Inc. 2000 Stock Option Plan, as amended, incorporated by reference to Exhibit 10.1 of the Company’s Quarterly Report on Form 10-Q for the quarter ended April 30, 2008
5.1	Opinion of Godfrey & Kahn, S.C.
23.1	Consent of Wipfli LLP, independent registered public accounting firm
23.2	Consent of Godfrey & Kahn, S.C. (included in Exhibit 5.1)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Milwaukee, Wisconsin on the 18th day of December, 2008.

ARI NETWORK SERVICES, INC.

By:

/s/ Roy W. Olivier

Roy W. Olivier

President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Date: December 18, 2008	By: /s/ Roy W. Olivier Roy W. Olivier President, Chief Executive Officer and a Director (Principal Executive Officer)

Date: December 18, 2008	By: /s/ Kenneth S. Folberg Kenneth S. Folberg Chief Financial Officer (Principal Executive Officer)

Date: December 18, 2008	By: /s/ Brian E. Dearing Brian E. Dearing Chairman and Chief Corporate Development and Strategy Officer

Date: December 18, 2008	By: /s/ Gordon J. Bridge Gordon J. Bridge Director

Date: December 18, 2008	By: /s/ Ted C. Feierstein Ted C. Feierstein Director

Date: December 18, 2008	By: /s/ P. Lee Poseidon P. Lee Poseidon Director

Date: December 18, 2008	By: /s/ William C. Mortimore William C. Mortimore Director

EXHIBIT INDEX

Exhibit Number	Description
4.1	ARI Network Services, Inc. 2000 Stock Option Plan, as amended, incorporated by reference to Exhibit 10.1 of the Company’s Quarterly Report on Form 10-Q for the quarter ended April 30, 2008
5.1	Opinion of Godfrey & Kahn, S.C.
23.1	Consent of Wipfli LLP, independent registered public accounting firm
23.2	Consent of Godfrey & Kahn, S.C. (included in Exhibit 5.1)

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